UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2007

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 10, 2007, James P. Torgerson, President and Chief Executive Officer, and Richard J. Nicholas, Executive Vice President and Chief Financial Officer, of UIL Holdings Corporation (the Registrant or UIL Holdings) will give a presentation in Chicago, Illinois at the Midwest Utilities Seminar. A copy of the Registrant's presentation is attached hereto as Exhibit 99.1.

Within the presentation are items previously not disclosed in UIL Holdings’ most recent Annual Report on Form 10-K. Among these items are forecasted average rate base and capital expenditures through 2009 for the United Illuminating Company (UI), as well as UI’s view on potential Connecticut legislation. UIL Holdings is neither confirming nor revising 2007 earnings guidance previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on February 20, 2007.

The information in this Form 8-K being furnished under Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Measures

Within the presentation, UIL Holdings’ earnings per share (EPS) information is provided for the year ended 2006 as well as in the earnings guidance for the 2007 fiscal year. The amounts presented show the EPS from continuing operations and discontinued operations where applicable for each of UIL Holdings’ lines of business. Continuing Operations is further displayed for clarity by continuing operations and divested minority owned businesses on an EPS basis. UIL Holdings believes this presentation is useful in understanding the overall change in the consolidated results of operations for UIL Holdings from one reporting period to another. EPS is calculated by dividing the income from continuing operations, divested minority owned businesses and discontinued operations for each line of business respectively, by the average number of shares of UIL Holdings common stock outstanding for the periods presented. The EPS for all periods presented are calculated on the same basis and reconcile to the amounts presented on a generally accepted accounting principle’s (GAAP) basis. The earnings per share for each of continuing operations, discontinued operations and combined total EPS is a GAAP basis presentation.

UIL Holdings also believes that a breakdown, presented on a per share basis, of how particular significant items contributed to the change in income from continuing operations, divested minority owned businesses and discontinued operations by line of business (Item Variance EPS Presentation) is useful in understanding the overall change in the consolidated results of operations for UIL Holdings from one reporting period to another. UIL Holdings presents such per share amounts by taking the dollar amount of the applicable change for the revenue or expense item, booked in accordance with GAAP, and applying UIL Holdings’ combined effective statutory federal and state tax rate and then dividing by the average number of shares of UIL Holdings common stock outstanding for the period presented. Any amounts provided as Item Variance EPS Presentation are provided for informational purposes only and are not intended to be used to calculate “Pro-forma” amounts.

Forward Looking Statements

Certain statements contained within the presentation, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products, services and prices of UIL Holdings’ subsidiaries. The foregoing and other factors are discussed and should be reviewed in UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits - The following exhibit is filed as part of this report:

99.1	Presentation slides for Midwest Utilities Seminar

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 04/10/07	By /s/ Gregory W. Buckis
Gregory W. Buckis
Vice President
and Controller

Exhibit Index

Exhibit	Description

99.1	Presentation slides for Midwest Utilities Seminar